FIRST GUARANTY BANCSHARES, INC.

400 East Thomas Street
Hammond, Louisiana  70401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2011

To the Shareholders of First Guaranty Bancshares, Inc.:

You are cordially invited to attend the 2011 Annual Stockholders Meeting (the “Meeting”) of First Guaranty Bancshares, Inc. (the “Company”) which will be held in the Auditorium, second floor, First Guaranty Square, 400 East Thomas Street, Hammond, Louisiana, on Thursday, May 19, 2011, at 2:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.	To elect the Board of Directors to serve until the next Annual Meeting of stockholders and until their successors are duly elected and qualified.

2.	To approve an advisory non-binding vote to approve our executive compensation programs and policies.

3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed April 4, 2011, as the record date for determining stockholders entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.  Only stockholders of record at the close of business on April 4, 2011, are entitled to notice and to vote at the Meeting.

Your vote is important regardless of the number of shares you own. All stockholders are invited to attend the Meeting in person, but if you do not plan to attend this Meeting, please mark, date, and sign the enclosed proxy and return it promptly in the enclosed stamped envelope. This proxy is solicited on behalf of the Board of Directors and may be revoked by written notice to the Secretary of the Company at any time prior to exercise thereof.

Our Proxy Statement and Annual Report to Shareholders may be accessed on our website at www.fgb.net.

We hope that you will be able to attend the Meeting, and if you do, you may vote your shares in person if you wish.

BY ORDER OF THE BOARD OF DIRECTORS

Eric J. Dosch
Secretary
Hammond, Louisiana
May 4, 2011

FIRST GUARANTY BANCSHARES, INC.
400 East Thomas Street
Hammond, Louisiana  70401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 19, 2011

The following information is furnished in connection with the Annual Meeting of Stockholders (the “Meeting”) of First Guaranty Bancshares, Inc. (the “Company”) to be held on Thursday, May 19, 2011, at 2:00 p.m., local time, in the Auditorium, First Guaranty Square, 400 East Thomas Street, Hammond, Louisiana, and any adjournment or postponement thereof. This proxy statement and proxy is first being given or mailed to stockholders on or about May 4, 2011.

SOLICITATION OF PROXIES

The enclosed proxy is being solicited by the Board of Directors of the Company. The cost of soliciting the proxies will be borne by the Company. The directors, officers and employees of the Company may solicit proxies by telephone or personal interview. In addition, it is anticipated that banks, brokerage houses, and other institutions, nominees, and fiduciaries will be requested to forward the proxy materials to their principals and to obtain authorizations for the execution of proxies. The Company shall, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy materials to their principals.

VOTING OF PROXIES

The Board of Directors of the Company has fixed the close of business on April 4, 2011 as the record date for determining the stockholders entitled to vote at the Meeting. Accordingly, only holders of record as of that date are entitled to vote.  At that date, the Company had issued and outstanding 5,559,644 shares of $1 par value common stock, which comprise all of the Company's outstanding voting securities. Each share of common stock is entitled to one vote.

All proxies that are properly executed and returned to the Company will be voted at the Meeting, and any adjournment thereof, as specified by the stockholders in the proxies. A proxy may be revoked at any time before it is exercised by revoking it in writing, submitting a later dated proxy or voting in person at the meeting. If a stockholder (other than a broker holding shares in street name) signs, dates and returns the proxy but does not indicate the manner in which he desires his shares to be voted, the shares will be voted FOR the election of the nominees named under “Election of Directors” and FOR the approval of the advisory vote on our executive compensation plan.

The Board of Directors of the Company is not aware of any business to be acted upon at the Meeting other than the matters described in this proxy statement. If, however, other proper matters are brought before the Meeting, or any adjournment or postponement thereof, the persons appointed as proxy holders will have discretion to vote or abstain from voting thereon according to their best judgment.

Should any nominee for director be unable or unwilling to serve, the proxy holders will have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.
The presence, in person or by proxy, of the holders of a majority of our total voting power will constitute a quorum for the transaction of business at the Meeting. Directors are elected by a plurality of votes cast. On any other matter that may properly come before the Meeting, the affirmative vote of the holders of a majority of the shares voted at the Meeting, in person or by proxy, will be required for the approval of any proposal submitted and considered at the Meeting.  Brokers holding shares for clients in street name are permitted, without receiving instructions from the client, to vote clients' shares on routine, non-controversial matters, but are not permitted to vote on non-routine matters. A vote that is not cast for this reason is a "broker non-vote". Express abstentions and broker non-votes made at the Meeting, in person or by proxy, will be counted toward a quorum but will have no effect with respect to the vote on the matters to be considered at the Meeting.

ELECTION OF DIRECTORS

The Board of Directors of the Company has fixed the number of directors of the Company at four. The persons named on the Proxy will vote only for the four named nominees, except to the extent that authority to so vote is withheld as to one or more nominees. The persons elected as directors are to serve until the next Annual Stockholders Meeting or until their successors are duly elected and qualified.

The following persons are the current members of the Board of Directors of the Company or are nominees and have been nominated by the Board of Directors for election as directors of the Company. Each nominee's name, age, present positions with the Company, if any, principal occupation for the past five years, directorships in other public companies, and the year each first became a director of the Company and information regarding the person’s experience, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director are set forth below.

    The Board of Directors recommends a vote “FOR” all of the nominees listed below for election as directors.

Name	Age	Director Since1	Principal Occupation During the Past Five Years

William K. Hood	60	1977
President of Hood Automotive Group since 1977 and was a director of Entergy Louisiana, Inc. from 1987 to 2010. Mr. Hood’s extensive management experience in running a business enterprise provides the Board with valuable insight into its oversight of management.

Alton B. Lewis, Jr.	62	2002	Vice Chairman and Chief Executive Officer of the Company since October 1, 2009. Partner of the law firm of Cashe, Lewis, Coudrain & Sandage and its predecessor from January 1980 to September 30, 2009.
Marshall T. Reynolds	73	1993
Chairman of the Company’s Board of Directors since inception in July 2007. Chairman of First Guaranty Bank’s Board of Directors since May 1996. Chairman of the Board and Chief Executive Officer of Champion Industries, Inc. since 1992, a holding company for commercial printing and office products companies. President of Champion Industries, Inc. from December 1992 to September 2000. President and general manager of The Harrah and Reynolds Corporation, predecessor of Champion Industries, Inc., from 1964 (and sole shareholder from 1972) to present. Chairman of the Board of River City Associates, Inc (owner of Pullman Plaza Hotel) since 1989. Chairman of the Board of Directors, Broughton Foods Company from November 1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.). Chairman of the Board of Premier Financial Bancorp, Inc. of Huntington, West Virginia since 1996. Chairman of the Board of Portec Rail Products, Inc. in Pittsburgh, Pennsylvania from December 1997 until December 2010, Director of Summit State Bank in Santa Rosa, California since December 1998, and Director of First State Financial Corporation in Sarasota, Florida from 1999 to 2009. Chairman of the Board of Directors of Energy Services of America Corporation in Huntington, West Virginia since 2006. Mr. Reynold’s experience in running both public and private enterprises, including his extensive experience on the boards of financial institutions provides significant experience on the Board’s oversight of management.

Gary A. Simanson	50
Managing Director First Capital Group, LLC. Founder and Director of Community Bankers Trust Corporation and previously served as its Vice-Chairman, Chief Strategic Officer, President, Chief Executive and Chief Financial Officer and a Director since its inception in April 2005. Mr. Simanson has been Managing Director of First Capital Group, L.L.C., an investment banking advisory firm 1997 to the present. Mr. Simanson also served as Senior Vice President concentrating in bank mergers and acquisitions and capital markets with FTN Financial Capital Markets, a wholly owned investment banking and financial services subsidiary of First Horizon National Corporation from 1998 to 1999. From 1992 to 1995, Mr. Simanson was Associate General Counsel at Union Planters Corporation, presently part of Regions Financial Corporation.  From 1989 to 1992 he was a practicing attorney, beginning his career with Milbank, Tweed, Hadley & McCloy, LLP, specializing in the securities, bank regulatory and bank merger and acquisition areas. Mr. Simanson received a Bachelor of Arts degree majoring in economics from George Washington University in 1981, Masters of Business Administration from George Washington University in 1984; and a Juris Doctor from Vanderbilt University in 1989, Mr. Simanson is licensed to practice law in the states of New York, Tennessee and Colorado.

1 Includes service as a Director of First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

The following persons are the current executive officers of the Company. Each executive officer's name, age, present positions with the Company, principal occupation for the past five years, directorships in other public companies, and the year each first became an executive officer of the Company are set forth below.

Name	Age	Executive Officer Since1	Principal Occupation During the Past Five Years

Michael R. Sharp	63	2005
President of the Company since October 2007. President and Chief Executive Officer of the Company from July 2007 to October 2009. President of First Guaranty Bank since October 2009, President and Chief Executive Officer of First Guaranty Bank from January 2005 to October 2009 and First Guaranty Bank’s senior vice president and senior commercial lender from December 1999 to January 2005.

Eric J. Dosch	32	2010
Chief Financial Officer of First Guaranty Bank.  Mr. Dosch has worked for First Guaranty Bank since 2003.  During his seven years at First Guaranty Bank, Mr. Dosch has held positions in commercial lending and credit including Chief Credit Officer. Mr. Dosch is a Director for Energy Services of America Corporation.  Prior to working at First Guaranty, Mr. Dosch was a financial analyst with Livingston & Jefferson, a private asset management firm located in Cincinnati, Ohio.  Mr. Dosch is a CFA Charterholder and a graduate from The Graduate School of Banking at Louisiana State University.  Mr. Dosch obtained his undergraduate degree from Duke University in 2001.

1 Includes service as an executive officer of First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

The Company’s Board of Directors currently expects to vote the Company’s shares to re-elect the following slate of Bank Board of Directors:

Anthony J. Berner, Jr.	Daniel P. Harrington	Marshall T. Reynolds
Ann A. Smith	William K. Hood	Nicholas A. Saladino
Charles Brister	Edwin L. Hoover, Jr.	Sam P. Scelfo, Jr.
Dr. Phillip F. Fincher	Alton B. Lewis, Jr.	Michael R. Sharp
Rober H. Gabriel	Morgan S. Nalty	Edgar R. Smith, III
Andrew Gasaway, Jr.	Daniel F. Packer, Jr.	F. Jay Taylor

OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information regarding the only persons who are known by the Company    to own beneficially more than 5% of any class of the outstanding stock of the Company. Each beneficial owner exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Exchange Act”), each principal stockholder disclaims beneficial ownership of all shares owned by his spouse, a trust or business entity with which he is affiliated, or of which he acts as custodian.

Name of Beneficial Owner	Shares	Percent
Marshall T. Reynolds (1)	1,526,757	27.5%
P.O. Box 404
Huntington, WV 25729

Douglas V. Reynolds (2)	325,157
P.O. Box 4040		5.8%
Huntington, WV 25729

Daniel P. Harrington (3)	346,883	6.2%
30195 Chargrin Blvd., Ste. 310-N
Pepper Pike, OH 44124
____________________________________________________________________________________________

1	Mr. Marshall T. Reynolds is Chairman of the Board. Includes 31,925 shares owned by R-P Investments, Inc. and 4,000 shares owned by Purple Cap, LLC, over all of which Mr. Reynolds has shared voting and investment power. Also includes 4,133 shares owned by Champion Leasing Corp., 5,333 shares owned by The Harrah & Reynolds Corporation and 9,667 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has sole voting and investment power. Also includes 8,666 shares owned by Mr. Reynolds’s wife who exercises sole voting and investment powers over such shares. Does not include 112,000 shares beneficially owned by Mr. Reynold’s son, Jack Reynolds, and 325,157 shares beneficially owned by Mr. Reynold’s son, Douglas Reynolds.
2	Mr. Douglas V. Reynolds is the son of Marshall T. Reynolds.
3	Includes 337,732 shares owned by TVI Corp. of which Mr. Daniel P. Harrington is President and Director. The Board of Directors of TVI has voting and investment power over such shares. Also includes 5,552 shares owned by Brothers Capital Corp. over which Mr. Harrington has sole voting and investment power and 3,333 shares of which Mr. Harrington is a joint owner who has shared voting and investment power over such shares.

Security Ownership of Directors, Nominees, and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of each class of the Company's outstanding capital stock by each director, nominee for director and executive officer of the Company and by all directors and executive officers of the Company as a group as of April 4, 2011. Each director, nominee for director and executive officer exercises sole voting and investment power over the shares listed below except as disclosed in the accompanying footnotes. Pursuant to Rule 13d-4 under the Exchange Act, each person listed below disclaims beneficial ownership of all shares owned by his or her spouse, a trust or a business entity with which he or she is affiliated, or of which he or she acts as custodian.

		Amount of Stock Beneficially Owned
Name	Title	Shares	Percent

Marshall T. Reynolds 1	Chairman of the Board of directors	1,526,757	27.5%

William K. Hood 2	Director	141,929	2.6%

Alton B. Lewis, Jr. 3	Chief Executive Officer	18,581	0.3%

Michael R. Sharp 4	President	25,636	0.5%

Sandra C. Ramsey 5	Director	500	*0.0%

Gary A. Simanson	Director	0	0.0%

Eric J. Dosch 6	Chief Financial Officer, Treasurer and Secretary	2,688	*0.0%

All directors, nominees for director, and executive officers as a group (6 as a group)		1,716,091	30.9%

*    Less than one-tenth of one percent.

1	Includes 31,925 shares owned by R-P Investments, Inc. and 4,000 shares owned by Purple Cap, LLC, over all of which Mr. Reynolds has shared voting and investment power. Also includes 4,133 shares owned by Champion Leasing Corp., 5,333 shares owned by The Harrah & Reynolds Corporation and 9,667 shares owned by M. T. Reynolds Irrevocable Trust, over all of which Mr. Reynolds has sole voting and investment power. Also includes 8,666 shares owned by Mr. Reynolds’s wife who exercises sole voting and investment powers over such shares. Does not include 112,000 shares beneficially owned by Mr. Reynold’s son, Jack Reynolds, and 325,157 shares beneficially owned by Mr. Reynold’s son, Douglas Reynolds.
2	Includes 484 shares of which Mr. Hood is a joint owner who has shared voting and investment power over such shares, 35,791 shares owned by Hood Investments, LLC, 2,600 shares owned by Amite Mini Storage of which Mr. Hood is an affiliate, 3,308 shares owned by minors in which Mr. Hood is custodian and 13,834 shares owned by WKH Management, Inc. as to which Mr. Hood exercises sole voting and investment power.
3	Includes 200 shares of which Mr. Lewis is a joint owner who has shared voting and investment power over such shares.
4	Includes 53 shares owned by Lakestar Land Company, owned by Mr. Sharp, as to which Mr. Sharp exercises sole voting and investment power.
5	Ms. Ramsey will step down from the Board effective at the Annual Meeting.
6	Includes 50 shares owned by minors in which Mr. Dosch is custodian.

Change in Control Arrangements

The Corporation does not have any severance or change-in-control agreements with its named executive officers.
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The Company is not aware of any instances during 2010 in which executive officers of the Company failed to make timely filings required by Section 16(a) of the Exchange Act other than a Form 3 and 8-K filing by Director Sandra C. Ramsey which was filed on March 30th, 2011 and late Form 4's file on October 12, 2010 relating to stock grants made on September 20, 2010. The Company relies on written representations of its directors and executive officers and copies of the reports that have been filed in making required disclosures concerning beneficial ownership reporting.
Board Leadership Structure

At First Guaranty Bancshares, Inc. the positions of Chairman of the Board and Chief Executive Officer have always been held by different individuals.  The Chairman of the Board provides guidance to the Chief Executive Officer, is active in setting the agenda for Board meetings, and presides over meetings of the full Board.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company.

Board’s Role in Risk Oversight

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are reviewed and discussed at committee meetings) receives these reports from the appropriate “risk owner” within the organization to enable the Board or appropriate committee to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the Chairman of the relevant committee reports on the discussion to the full Board at the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

BOARD COMMITTEES AND MEETINGS

During 2010, there were eight meetings of the Company’s Board of Directors. There were fourteen meetings of the Bank’s Board of Directors, six meetings of the Bank’s Audit and Examination Committee and  twelve meetings of the Bank’s Executive Committee. All of the Company’s directors attended at least 75% of the aggregate number of meetings of the Company’s Board of Directors except for Ms. Ramsey who attended those meetings she was eligible to attend as a director after her appointment to the board became effective in December 2010. The Company strongly encourages all members of the Board of Directors to attend the Annual Meeting of Shareholders. At the Company’s 2010 Annual Shareholders Meeting, two out of three of the Company’s Board of Directors were present and 14 of 18 Bank Board members were present.

The Company’s Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The Audit Committee met six times in 2010. The Board as a whole met and functioned as the Nominating and Corporate Governance Committee and compensation committee.

The members of the Company’s Audit Committee are William K. Hood, Chairman, Alton B. Lewis, Sandra C. Ramsey and Marshall T. Reynolds.  William K. Hood and Sandra C. Ramsey are the current independent directors on the Audit Committee within the meaning of Rule 4200 of The NASDAQ Stock Market, LLC. The Company’s Audit Committee Charter is published on www.fgb.net.

The functions of the Company’s Audit Committee include serving as a channel of communication between the auditor and regulatory examiners and the Board of Directors, reviewing examinations of the Company, reviewing the results of each external audit of the Company, reviewing the Company's annual financial statements, considering the adequacy of the Company’s internal financial controls, and attending to other matters relating to the appropriate auditing and accounting principles and practices to be used in the operation of the Company in the preparation of its financial statements. This Committee also supervises the activities of the Internal Auditor and approves the annual program of work. In taking actions, the Company’s Audit Committee considers the Bank’s Audit Committee recommendations.

The members of the Bank’s Audit and Examination Committee are William K. Hood, Chairman, Anthony J. Berner, Jr., Edwin L. Hoover, Jr., and Nicholas A. Saladino.

The members of the Company’s Nominating and Corporate Governance Committee are Marshall T. Reynolds, Chairman, William K. Hood and Alton B. Lewis. In addition to the meetings noted previously, matters associated with the Nominating and Corporate Governance Committee were addressed by the Company’s Board of Directors. William K. Hood is the only independent director on the Nominating and Corporate Governance Committee within the meaning of Rule 4200 of The NASDAQ Stock Market, LLC. The purpose of the Nominating and Corporate Governance Committee of the Company shall be to identify qualified individuals to become Board members; determining the size and composition of the Board and its committees; monitoring a process to assess Board effectiveness; developing and implementing the Company’s corporate governance principles; and developing and implementing the Company’s Code of Conduct and Ethics.

The Nominating and Corporate Governance Committee has the authority to:

a.
Lead the search for individuals qualified to become members of the Board, and to select director nominees to be presented to the Board for its approval, and to stockholders for approval at the annual meeting of stockholders.  The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders.  In addition, the Committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate. The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

b.	Review and monitor the Board’s compliance with applicable NASDAQ Stock Market listing standards for independence.

c.
Make recommendations to the Board regarding the size and composition of the Board and develop and recommend to the Board criteria (such as independence, experience relevant to the needs of the Company, leadership qualities, and stock ownership) for the selection of individuals to be considered for election or re-election to the Board.

d.	Review the Board’s committee structure and recommend to the Board for its approval directors (members and chairs) to serve on each committee.

e.
Develop corporate governance principles and a code of conduct and ethics, and recommend such guidelines and code to the Board for its approval.  The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

f.	Review, as appropriate and in consultation with the Compensation Committee, director compensation, and benefits.

g.
Retain and determine any search firm to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in fulfilling its responsibilities. The Committee shall notify the Board prior to retaining any search firm, counsel or other advisors.  The Committee shall have sole authority to approve related fees and retention terms.

h.	Report to the full Board of Directors any actions taken for ratification by the Board as necessary.

The Nominating and Corporate Governance Committee Charter may be accessed on www.fgb.net. It is expected that the Nominating Committee will use the same process to evaluate potential candidates recommended by stockholders as it uses to evaluate any other potential candidate.  Stockholders wishing to propose a nominee to the committee should send written notice to Mr. Marshall T. Reynolds at the following address:  P. O. Box 2009, Hammond, LA 70404. The notice should include:

➢	The name, age, business and residence addresses, and principal occupation and experience of each proposed nominee;
➢
All other information relating to the person whom the shareholder proposes to nominate that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a directors; and

➢	The name and address of the shareholder giving the notice and the class and number of shares of stock of the Company which the shareholder is the record owner;

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:
➢	The appropriate size of the Company’s Board of Directors;
➢	The needs of the Company with respect to the particular talents and experience of its directors;
➢	The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service;
➢	Experience with accounting rules and practices;
➢	Appreciation of the relationship of the Company’s business to the changing needs of society; and
➢	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings   to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interest of the Company and its stockholders. The Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Bank’s Board of Directors.

The Nominating and Corporate Governance Committee will identify nominees by first evaluating the current members of the Board of Directors willing to serve an additional term. Current members of the Board who are willing to continue to serve as a member will be considered for re-nomination. If any member of the Board does not wish to continue to serve on the Board or if the Nominating Committee or the Board decides not to re-nominate a member for re-election, the Committee may identify a new nominee. Current Board members are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals. Although the Company reserves the right to do so, the Company has not engaged third parties to identify, evaluate, or assist in identifying potential nominees.

While the Board of Directors does not maintain a written policy on diversity which specifies the qualities or factors the Board must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, takes into account: 1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; 2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and 3) the number of independent outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

The Company’s By-Laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. Those provisions are discussed in more detail in this proxy statement below under the heading “2012 Annual Meeting”.

The Company has established a formal process by which stockholders may communicate with the Board of Directors. This process is may be accessed on our website at www.fgb.net. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors and that appropriate responses are provided to stockholders in a timely manner.

You can contact our Directors by mail in care of the Recording Secretary to the Board of Directors, First Guaranty Bancshares, Inc., P. O. Box 2009, Hammond, LA 70404. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

The members of the Company’s Compensation Committee are Marshall T. Reynolds, Chairman, William K. Hood, Sandra C. Ramsey and Alton B. Lewis. William K. Hood and Sandra C. Ramsey are the independent directors on the Compensation Committee within the meaning of Rule 4200 of The NASDAQ Stock Market, LLC. The purpose of the Compensation Committee of the Company will be to fulfill its responsibilities relating to the compensation and benefits provided to the Company’s directors and executive management. The Company’s Board of Directors fulfilled the functions of the Company’s Compensation Committee in 2010 and in that capacity recommends the compensation arrangements for senior management and directors and the adoption of compensation plans in which officers and directors are eligible to participate and the oversight of any such plans that are adopted by the Company.

During 2010, the Company’s Compensation Committee reviewed and set annually the salaries and bonuses of the executive officers of the Company. In making salary and bonus decisions, the Compensation Committee considers past and current performance of those executive officers, the Company’s performance and current market conditions.

The Compensation Committee has the authority to delegate to any person or persons it chooses, including the committee chairman or executive officers of the Company, the authority to review and set the compensation of the President, other executive officers or other employees. The Chairman of the Compensation Committee, alone, at his option, is also granted the authority to delegate to any person this same authority. The Company did not hire an outside consulting firm to determine or recommend the amount or forms of any compensation in 2010.

BOARD OF DIRECTORS INDEPENDENCE

The Board has determined that William K. Hood, nominee Gary A. Simanson and Sandra C. Ramsey are independent directors within the meaning of Rule 4200 of The NASDAQ Stock Market.  Assuming the election of Gary A. Simanson to the board, Mr. Simanson would be deemed an independent director.  The definition of an independent director can be found on www.fgb.net.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The firm of Castaing, Hussey & Lolan, LLC serves as the Company’s independent registered public accounting firm. The Company's consolidated financial statements for the years ended December 31, 2010 and 2009 were audited by the firm of Castaing, Hussey & Lolan, LLC. Representatives of Castaing, Hussey & Lolan, LLC are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Audit Committee anticipates that the accounting firm of Castaing, Hussey & Lolan, LLC will be appointed as independent auditors for the Company's financial statements for the year ending December 31, 2011.

Audit Fees

Castaing, Hussey & Lolan, LLC provided audit services to the Company consisting of the annual audit of the Company’s 2010 and 2009 consolidated financial statements contained in the Company’s Annual Reports on Form 10-K and review of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for 2010. Castaing, Hussey & Lolan, LLC did not provide any services related to the financial information systems design/implementation or internal audit outsourcing to the Company during 2010 or 2009.

Castaing, Hussey & Lolan, LLC Fees

Fee Category	Fiscal Year 2010	Percentage of Total	Fiscal Year 2009	Percentage of Total
Audit Fees	129,800	66%	119,600	72%
Audit-Related Fees	22,140	11%	24,655	15%
Tax Fees	18,000	9%	17,000	10%
All Other Fees	26,870	14%	4,207	3%
Total Fees	196,810	100%	165,462	100%

Audit Fees. These are fees related to professional services rendered in connection with the audit of the Company’s annual financial statements filed on Form 10-K, reviews of the financial statements included in each of the Company’s Quarterly Reports filed on Form 10-Q and accounting consultations that relate to the audited financial statements which are necessary to comply with generally accepted auditing standards.

Audit-Related Fees. These fees consisted primarily of audits of employee benefit plans, specific internal control process reviews and consultations regarding accounting and financial reporting.

Tax Fees. These are fees billed for professional services related to tax compliance, tax advice and tax planning, including the preparation and filing of tax returns.

All Other Fees. These are fees for all other permissible services that do not meet the above category descriptions. Fees in this category for 2010 and 2009 were for acquisition due diligence assistance services.

Policy on Audit and Examination Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Committee or the Chair of the Committee under authority delegated by the Committee, will pre-approve all services (audit and permissible non-audit services) performed by the external auditors and the associated costs and fees, in order to assure that the provision of such services does not impair the external auditors’ independence. Any services approved by the Committee Chair will be brought to the full Committee for approval at the next scheduled Committee meeting.  Services which qualify under the de minimis exception to the Sarbanes-Oxley Act of 2002 shall be approved by the Committee or a delegated Committee Member prior to the completion of the audit.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee met six times in 2010. Below is a report from the Company’s Audit Committee.

The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s accounting and financial reporting process and systems of internal controls.

•	Monitor the independence and performance of the Company’s external auditors, internal auditors and outsourced internal audit consultants.

•	Facilitate communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants.

•	Maintain oversight of the external auditors, including the appointment, compensation and, when considered necessary, the dismissal of the external auditors.

The Audit Committee is governed by a written charter. The Audit Committee engaged the firm of Castaing, Hussey & Lolan, LLC, New Iberia, Louisiana as the Company’s independent outside auditors for the year 2010.

In performance of its obligations, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management and its independent auditors, Castaing, Hussey & Lolan, LLC, and has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” In addition, the Audit Committee received from the auditors written disclosures and the letter regarding the auditors’ independence required by Independence Standards Board, Standard No. 1, “Independence Discussion with Audit Committees,” and discussed with the auditors their independence.

The Audit Committee received reports throughout the year on the Company’s internal controls for compliance with the requirements for Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated there under. The Audit Committee will continue to receive updates from the internal auditors and management on the process of the Company’s internal controls.

Based on the above-mentioned review and discussions, the Audit Committee approved the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The Audit and Examination Committee:
William K. Hood, Chairman
Alton B. Lewis
Marshall T. Reynolds
Sandra C. Ramsey

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Disclosure and Analysis (“CD&A”) gives an overview and analysis of the Company’s compensation program and policies, the material compensation decisions made under those programs and policies, and the material factors that were considered in making those decisions. In this proxy statement, under the heading “Summary Compensation Table”, is specific information about the compensation earned or paid in 2010 to Alton B. Lewis, Chief Executive Officer, Michael R. Sharp, President, and Eric J. Dosch, Chief Financial Officer, Treasurer and Secretary referred to as our “named executive officers.” The Chief Executive Officer, as our most highly compensated employee, is not eligible for an annual bonus in 2011 as a result of our participation in the United States Department of Treasury’s Troubled Asset Relief Program (TARP).

Objectives of Executive Compensation Program

The objectives of the executive compensation program covering the named executive officers are as follows:

➢	Motivate and retain executives demonstrating superior performance and exceptional talent, which in turn creates long term value for our stockholders;
➢	Reward executives for financial performance; and
➢	Provide a competitive package relative to peer group banks.

Components of Executive Officer Compensation

Named executive officers receive a combination of base salary and annual cash bonus, in addition to other various benefits.  Base salaries are paid in order to provide executive officers with sufficient, regularly-paid income and to attract recruit and retain executives with the knowledge, skills and abilities necessary to successfully execute their job duties and responsibilities. The performance of the Company’s executive officers in managing the Company, when considered in light of general economic and specific company, industry and competitive conditions, is the basis for determining their overall compensation.

The Compensation Committee determined all compensation for each named executive officer for 2010.  Compensation is paid based on the named executive officers’ individual and departmental performance, as well as the overall performance of the Company. In assessing the performance of the Company for the purpose of compensation decisions, numerous factors were considered, including earnings during the past year relative to budget plans, asset growth, business plans for the future direction of the Company, and safety and soundness of the Company. Salaries paid by other financial institutions in the Company’s geographic market area, with similar asset size, are also considered. An assessment of each individual executive’s performance is based on the executive’s responsibilities and a determination of the executive’s contribution to the performance of the Company and the accomplishment of the Company’s strategic goals.

Base Salary. Base salary is generally established by an individual’s performance, potential, responsibilities, promotions, other compensation and peer group compensation levels. In assessing performance for purposes of establishing base salaries, a mechanical formula is not used, but instead the factors described above are weighted as deemed appropriate in the circumstances.

The base salary for the Chief Executive Officer for 2010 was based on the factors above, including the current financial performance of the Company as measured by earnings, asset growth, and overall financial soundness.  Additional considerations were the Chief Executive Officers’s leadership in setting high standards for financial performance, motivating management, continued involvement in community affairs and the satisfaction with the management of the Company.

Bonuses.  Bonuses are discretionary and are generally granted to named executive officers based on the extent to which the Company achieves annual performance objectives as established by the Compensation Committee. Bonuses are determined by the Committee after an end of year assessment of the Company’s performance. The performance criteria used by the Committee to determine the bonuses are not established until the end of the year and are not necessarily communicated to the officers. Company performance objectives may include net income, return on average assets (“ROAA”) and return on average equity (“ROAE”) goals. ROAA measures management’s overall effectiveness at managing and investing the Company’s assets. ROAA is calculated by dividing net income by average total assets.  ROAE measures the net after-tax return provided to the Company’s shareholders. ROAE is calculated by dividing net income by average total equity.

Section 401(k) Profit Sharing Plan (“401(k) plan”). The Company’s named executive officers and most other Bank employees are eligible to participate in the 401(k) plan. The 401(k) plan rewards and motivates all employees, including the named executive officers, and the Company’s annual matching contributions to the plan create an incentive for continued employment.

The 401(k) plan covers employees meeting certain eligibility requirements as to minimum age and years of service.  Employees may make voluntary contributions to the 401(k) plan through payroll deductions on a pre-tax basis. Participants are 100% vested in their voluntary contribution. The Company’s contributions are subject to a vesting schedule requiring the completion of five years of service with the Company, before these benefits are fully vested. The vested portion of a participant’s account under the 401(k) plan, together with investment earnings thereon, is normally distributable, following retirement, death, disability or other termination of employment, in a single lump-sum payment.

All eligible employees, including executive officers, may contribute up to 20% of their gross salary to the plan each year subject to federal limits. The Company matches dollars up to the first six percent of the employee’s annual contribution. The maximum employee contribution for 2010 was $16,500 plus an additional $5,500 catch-up contribution for participants over 50 years of age.  These maximums are subject to additional limitations as stated in the Internal Revenue Code. The Bank’s match is tiered based on the Bank’s return on average assets. The Company’s stock is not offered as an investment option in the 401(k) plan.

Employee Stock Ownership Plan (“ESOP”). The ESOP aligns the interests of management with those of the Company’s stockholders and in turn contributes to long-term stockholder value by putting more stock into the hands of the employees. The ESOP is effective in motivating employees and provides important retirement benefits with attractive tax advantages upon retirement.  The ESOP covers employees meeting certain eligibility requirements as to minimum age and years of service. An employee must be a participant in the ESOP for three years from enrollment before he or she is 100% vested. Based on its earnings, the Company may make discretionary contributions to the ESOP. The vested portion of a participant’s account under the ESOP plan, together with investment earnings thereon, is normally distributable, following retirement, death, disability or other termination of employment, in a single lump-sum payment.  In October, 2010, the ESOP plan was frozen and the Company does not plan to make future contributions to this plan.

Stock Awards. The Company issued quarterly bonuses in the form of stock awards to certain employees, including named executive officers. The stock awards do not have a vesting requirement or any other restrictions and are expensed as awarded based on the fair value of the stock. The Company purchased common stock in the open market to satisfy the awards. These awards were issued based on employee performance, are discretionary and are not governed under a stock plan. As a result of the Company’s participation in TARP, the Chief Executive Officer will not be eligible to receive stock awards in 2011.

Perquisites and Other Benefits.  The Company’s Compensation Committee believes that offering certain perquisites helps in the operation of the business as well as assists the Company to recruit and retain key executives. The Company offers health, life and disability insurance, and in some cases, car allowances and country club memberships to our management. The latter payments foster the management’s involvement in the community and contribute to the Company’s business development efforts. The Company also compensates for vacations and holidays.

Other. The Company did not offer or have outstanding any of the following in 2010: option awards, non-equity incentive plan compensation and nonqualified deferred compensation. During 2010, the Company offered a non-equity incentive plan to all employees, excluding senior management. The plan was based on deposit growth in our banking centers.

Compensation Committee Report On Executive Compensation

The Company’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on this review, the Company’s Compensation Committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation of Executive Officers

The following table sets forth, on an accrual basis, the aggregate cash and non-cash compensation paid by the Company during the last two fiscal years to the Company’s Chief Executive Officer and the other Executive Officers earning over $100,000 during the fiscal years ended December 31, 2010 and 2009.

Summary Compensation Table*
Name and Principal Position	Year	Salary	Bonus 1	All Other Compensation 2	Total

Alton B. Lewis, Jr.	2010	$ 252,500	$ 22,248	$ 17,994	$ 292,742
Chief Executive Officer	2009	62,500	-	406	62,906
Vice Chairman

Michael R. Sharp	2010	145,107	15,577	8,190	168,874
President	2009	145,000	15,334	8,489	168,823

Eric J. Dosch 3	2010	90,165	18,437	1,256	109,858
Chief Finacial Officer	2009	-	-	-	-
Treasurer and Secretary
_________________________________________________________________________________________
 *    Includes service as executive officers of First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

(1)	Includes distributions under the company-wide annual bonus which equaled one week’s base salary. Includes discretionary bonus payments that were paid in the form of the company’s common stock.
(2)	Includes excess group life insurance coverage, employer matching contributions to 401(k) savings plan, and ESOP contributions. Includes employer matching contributions to the 401(k) savings plan in the amounts of $4,737 for Mr. Sharp and $1,179 for Mr. Alton Lewis for the year ended 2010. Also includes premiums paid for excess group life insurance coverage for Mr. Eric Dosch in the amount of $1,256, Mr. Lewis in the amount of $3,919, and Mr. Sharp in the amounts of $3,453 for the year ended 2010.
(3)	Mr. Dosch was promoted to his current role as Chief Financial Officer, Treasurer, and Secretary in May 2010.

2010 Compensation Modifications

In 2010, the Compensation Committee approved a base salary of $250,000 for the Chief Executive Officer due to prevailing market conditions and his significant contributions to the overall performance of the Company. The Compensation Committee approved a base salary of $94,800 for Mr. Dosch upon his promotion to Chief Financial Officer in 2010.  In October 2010, the Compensation Committee approved an increase to $100,000 for the Chief Financial Officer due to his individual performance and increased responsibilities during the 2010 year.

Tax and Accounting Considerations

The Company evaluates the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on the Company. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.

Stock Ownership Requirements

 The Company encourages directors and executive officers to purchase stock. The Company has not adopted formal stock ownership requirements for its directors or executive officers.

DIRECTORS’ COMPENSATION

Annual Compensation

The following table sets forth compensation paid to the Company’s non-employee directors during 2010:

	Fees Earned or Paid in Cash (1)	All Other Compensation	Total

Marshall T. Reynolds	$ 12,000	$ -	$ 12,000

William K. Hood, Jr.	22,750	5,235	27,985

Sandra C. Ramsey	600	661	1,261
___________________________________________________________________________________________
 *Includes fees paid by First Guaranty Bank, a wholly owned subsidiary of First Guaranty Bancshares, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s Compensation Committee are Marshall T. Reynolds, Chairman, Alton B. Lewis, Sandra C. Ramsey and William K. Hood. Mr. Lewis was appointed as the Company’s Chief Executive Officer in October 2009. No other member is or was an officer or employee of the Company.

During the years ended 2010, 2009 and 2008, the Company paid approximately $0.6 million, $0.6 million and $0.5 million, respectively, for printing services and supplies and office furniture and equipment to Champion Graphic Communications (or subsidiary companies of Champion Industries, Inc.), of which Marshall T. Reynolds, the Chairman of the Company’s Board of Directors, is President, Chief Executive Officer, Chairman of the Board of Directors and holder of 47.6% of the capital stock as of January 15, 2011; approximately $1.4 million, $1.4 million and $1.3 million, respectively, to participate in the Champion Industries, Inc. employee medical benefit plan; and approximately $0.2 million, $0.2 million and $0.2 million, respectively, to Sabre Transportation, Inc. for travel expenses of the Chairman and other directors. These expenses include, but are not limited to, the utilization of an aircraft, fuel, air crew, ramp fees and other expenses attendant to the Company’s use. The Harrah and Reynolds Corporation, of which Mr. Reynolds is President and Chief Executive Officer and sole shareholder, has controlling interest in Sabre Transportation, Inc.

    During the years ended 2010, 2009, and 2008 the Company paid approximately $73,000, $66,000 and $30,000, respectively, to subsidiaries of Hood Automotive Group, of which Mr. Hood is the President. Expenses include the purchases of new Company vehicles and services on Company owned vehicles.

    During the years ended 2009 and 2008 the Company engaged the services of Cashe, Lewis, Coudrain and Sandage, attorneys-at-law, of which Mr. Alton Lewis, a director of the Company, was a partner, to represent the Company with certain legal matters. Mr. Lewis had a 25% ownership interest in the law firm. In October 2009, Mr. Lewis joined the Company as the Chief Executive Officer. As of that date, Mr. Lewis was no longer a partner in the law firm Cashe, Lewis, Coudrain and Sandage. The fees paid to Cashe, Lewis, Coudrain and Sandage for legal services totaled $0.1 million for the calendar period ended September 30, 2009. The fees paid for these legal services totaled $0.2 million for the year ended 2008.  The Company has continued to be represented by Cashe, Coudrain, and Sandage in certain legal matters and for the remainder of 2009 the Company paid $23,000. In 2010 the Company paid $0.2 million for the services of Cashe, Coudrain, and Sandage.

The Company believes that the terms of its related party transactions are no less favorable to the Company than could be obtained with an independent third party.

TRANSACTIONS WITH RELATED PARTIES

The Company is engaged, and expects to engage in the future, in banking transactions in the ordinary course of business with directors, officers, principal stockholders and their associates and/or immediate family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company and that do not involve more than the normal risk of collectability or present other unfavorable features. The Board reviews and approves related party transactions.

At December 31, 2010, the aggregate amount of extensions of credit to directors, executive officers, principal stockholders and their associates, as a group was $32.9 million or approximately 33.6% of total equity.

During the years ended 2010, 2009 and 2008, the Company paid approximately $0.6 million, $0.6 million and $0.5 million, respectively, for printing services and supplies and office furniture and equipment to Champion Graphic Communications (or subsidiary companies of Champion Industries, Inc.), of which Marshall T. Reynolds, the Chairman of the Company’s Board of Directors, is President, Chief Executive Officer, Chairman of the Board of Directors and holder of 47.6% of the capital stock as of January 15, 2011; approximately $1.4 million, $1.4 million and $1.3 million, respectively, to participate in the Champion Industries, Inc. employee medical benefit plan; and approximately $0.2 million, $0.2 million and $0.2 million, respectively, to Sabre Transportation, Inc. for travel expenses of the Chairman and other directors. These expenses include, but are not limited to, the utilization of an aircraft, fuel, air crew, ramp fees and other expenses attendant to the Company’s use. The Harrah and Reynolds Corporation, of which Mr. Reynolds is President and Chief Executive Officer and sole shareholder, has controlling interest in Sabre Transportation, Inc.

    During the years ended 2010, 2009, and 2008 the Company paid approximately $73,000, $66,000 and $30,000, respectively, to subsidiaries of Hood Automotive Group, of which Mr. Hood is the President. Expenses include the purchases of new Company vehicles and services on Company owned vehicles.

    During the year ended 2009 and 2008 the Company engaged the services of Cashe, Lewis, Coudrain and Sandage, attorneys-at-law, of which Mr. Alton Lewis, a director of the Company, was a partner, to represent the Company with certain legal matters. Mr. Lewis had a 25% ownership interest in the law firm. In October 2009, Mr. Lewis joined the Company as the Chief Executive Officer. As of that date, Mr. Lewis was no longer a partner in the law firm Cashe, Lewis, Coudrain and Sandage. The fees paid to Cashe, Lewis, Coudrain and Sandage for legal services totaled $0.1 million for the calendar period ended September 30, 2009. The fees paid for these legal services totaled $0.2 million for the year ended 2008.  The Company has continued to be represented by Cashe, Coudrain, and Sandage in certain legal matters and for the remainder of 2009 the Company paid $23,000. In 2010 the Company paid $0.2 million for the services of Cashe, Coudrain, and Sandage.

The Company believes that the terms of its related party transactions are no less favorable to the Company than could be obtained with an independent third party.

STOCKHOLDER PROPOSALS

2012 Annual Meeting

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy materials relating to the 2012 Annual Meeting is January 5th, 2012.

Stockholder proposals to be presented at the 2012 Meeting, but not included in the proxy materials for that Meeting, must be submitted not less than 30 or more than 90 days before the date of the Meeting (or within 10 days of the date of notice or prior public disclosure of the date of the Meeting, if such notice or disclosure is given or made less than 40 days before the date of the Meeting). Under the Company’s By-Laws, a stockholder must furnish certain specified information in writing about the matters proposed to be brought before the Meeting and about the stockholder submitting the proposal and must be addressed to the Secretary of the Bank at P. O. Box 2009, Hammond, Louisiana, 70404.

PROPOSAL I

Election of the Board of Directors

To elect the following Board of Directors to serve until the next Annual Meeting of stockholders and until their successors are duly elected and qualified:

William K. Hood

Alton B. Lewis, Jr.

Marshall T. Reynolds

Gary A. Simanson

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL II — ADVISORY NON-BINDING VOTE TO APPROVE OUR EXECUTIVE COMPENSATION PROGRAMS AND POLICIES

The Board believes that the Company’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of stockholders.

The American Recovery and Reinvestment Act of 2009, signed into law on February 17, 2009, includes a provision requiring Capital Purchase Program participants, during the period in which any obligation arising from assistance provided under the Capital Purchase Program remains outstanding, to permit a separate stockholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the Securities and Exchange Commission.  This requirement applies to any proxy, consent, or authorization for an annual or other meeting of the participant’s stockholders.  Under this legislation, the stockholder vote is not binding on the Board of Directors of the Capital Purchase Program participant, and many not be construed as overruling any decision by the participant’s Board of Directors.

Accordingly, stockholders are being given the opportunity to vote on an advisory (non-binding) resolution at the Annual Meeting to approve our executive compensation policies and procedures as described above under “Compensation Committee” and tabular disclosure of Named Executive Officer compensation in the 2010 proxy statement and related material.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  The Board of Directors believes our compensation policies and procedures achieve this objective, and therefore recommend stockholders vote “For” the proposal.

This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program by voting on our executive pay program through the following resolution:

“Resolved, that the stockholders approve the overall executive pay-for-performance compensation programs and policies of the Company, as described in this Proxy Statement for the 2011 Annual Meeting of Shareholders”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the Meeting other than those mentioned above. However, if any other matters are properly brought before the Meeting, or any adjournment of postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all employees as well as all members of the Board of Directors. The Company also has adopted a Code of Ethics related to financial reporting that applies to senior financial officers. Both Codes of Ethics are available at www.fgb.net.

Form 10-K

Upon written request by any stockholder who makes a good faith representation that he or she is a stockholder of the Company as of April 4, 2011 and entitled to vote at the Meeting, the Company will provide a copy of the 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission, including statements, schedules, and exhibits thereto. These documents, including proxy materials may also be accessed on our website at www.fgb.net. Such requests should be addressed to Eric J. Dosch, Chief Financial Officer, Treasurer and Secretary, First Guaranty Bancshares, Inc. P.O. Box 2009, Hammond, Louisiana 70404-2009.

By Order of the Board of Directors

Eric J. Dosch
Secretary

Hammond, Louisiana
May 4, 2011

Exhibit A

FIRST GUARANTY BANCSHARES, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

I.	Audit Committee Purpose

The Audit Committee (the “Committee”) and its designated Chair shall be appointed by the Board of Directors of First Guaranty Bancshares, Inc. (collectively, the Company) to assist the Board of each in fulfilling its oversight responsibilities for these entities and its wholly-owned subsidiaries. The Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s accounting and financial reporting process and systems of internal controls.

•
Monitor the independence and performance of the Company’s external auditors, internal auditors and outsourced internal audit consultants (including, but not limited to Loan Review, Compliance, IT Audit, etc).

•	Facilitate communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants.

•	Maintain oversight of the external auditors, including the appointment, compensation and, when considered necessary, the dismissal of the external auditors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all auditors, as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.	Committee Composition and Meetings

The Committee shall be comprised of not less than two directors, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.   Each member shall meet the independence requirements of The Nasdaq Stock Market, Inc. (NASDAQ) and Section 10A(m)(3) of the Securities Exchange Act of 1934.  Each member must be able to read and understand fundamental financial statements. In addition, the Chair of the Committee shall have accounting or related financial management expertise.

The Committee shall meet no less than four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee will meet privately in executive session each quarter with, the Bank’s Internal Auditor, and as considered necessary by the Chair, management, the designated loan review, compliance, IT audit function representatives and the external auditors to discuss any matters that either the Committee or these groups believe should be discussed.  The Chief Executive Officer, Chief Financial Officer and other officers, as necessary, of the Company may attend the meetings as invited guests of the Committee.  Minutes will be maintained in sufficient detail of each meeting and records shall be kept of all action taken in exercise of the authority or performance of duties of the Committee.

III.	Specific Committee Responsibilities and Duties

Review Procedures

The Committee will:

1.	Review and reassess the adequacy of this Charter at least annually and submit the Charter to the Board of Directors for approval.

2.
Review the Company’s annual audited financial statements, and reports on the evaluation of internal control over financial reporting by management and the external auditors prior to filing or distribution, including discussion with management and the external auditors of significant issues regarding accounting principles, practices and judgments.

3.
In consultation with management, the external auditors and the Internal Auditor, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the external auditors and Internal Auditors together with management’s responses.

External	Auditors

1.
The Committee will review the independence and performance of the external auditors and annually recommend to the Board of Directors either their appointment or discharge when circumstances warrant.  Notwithstanding the preceding sentence, the Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the registered public accounting firm must report directly to the Committee.

2.
The Committee or the Chair of the Committee under authority delegated by the Committee, will pre-approve all services (audit and permissible non-audit services) performed by the external auditors and the associated costs and fees, in order to assure that the provision of such services does not impair the external auditors’ independence. Any services approved by the Committee Chair or a delegated committee member of the Committee will be brought to the full Committee for approval at the next scheduled Committee meeting.  Services which qualify under the de minimis exception to the Sarbanes-Oxley Act of 2002, shall be approved by the Committee or a delegated Committee Member prior to the completion of the audit.

3.
On an annual basis, the Committee will review and discuss with the external auditors their report of any significant relationships they have with the Company that could impair the auditors’ independence.

4.	The Committee will review the external auditors’ audit plan—discuss scope, staffing, level of reliance upon management and the Internal Auditor and the general audit approach.

5.
Prior to filing or distribution of the Company’s audited financial statements, the Committee shall discuss the results of the audit with the external auditors. Further, discussion of matters required to be communicated to audit committees in accordance with accounting principles and auditing standards, including Statement of Auditing Standards No. 61, as amended, shall be conducted prior to the filing or distribution of such audited financial statements.

6.
The Committee will review the experience and qualifications of the senior members of the external auditor team; review with the external auditor its system of quality controls and procedures; request a copy of the most recent third party independent quality control peer review report for the external auditors; review the report to determine if any material weaknesses or significant deficiencies  were raised in the report; and discuss with the external auditors the steps the firm has taken to resolve any reported problems.

7.
The Committee will review with the external auditors and management any correspondence with regulators or governmental agencies and any employee complaints or published reports, which management deems to raise material issues regarding the Company’s financial statements or accounting policies.

8.
The Committee will review and must approve, any proposed employment of a current or former employee of the external audit firm for a financial reporting position within the Company, as defined under the Sarbanes-Oxley Act of 2002 and related implementing rules, regulations or published guidance.

9.	The Committee will review with the external auditor and management the effect of significant regulatory and accounting/reporting developments.

10.	The Committee will review with management and the external auditor, if necessary, off-balance sheet structures entered into by the Company and the related disclosures in the financial statements.

Internal Auditors and Outsourced Audit Consultants

The Committee will:

1.
Review and approve the risk assessment and related methodology, audit plan and related budgets, organizational structure, audit polices, programs and qualifications of the Internal Auditor and Outsourced Audit Consultants at least annually. The Committee will also approve any changes made during the year to the risk assessment or audit plan/budgets. Any functions normally performed by the Internal Auditor that are outsourced to a third party will include monitoring of the relationship and a  review of the independence and qualifications of such firm/individuals to perform their assignments.

2.	Maintain oversight of the Internal Auditor, including the appointment, compensation and, when considered necessary, the dismissal of the Internal Auditor.

3.
On at least a quarterly basis, review and approve significant reports prepared by the Internal Auditor and outsourced third parties together with management’s response and the Internal Auditor’s follow-up to these reports.  The Internal Auditor, on a quarterly basis, will provide the Committee with a status of its audit plan and budgeted hours as well as a report on the current status of significant deficiencies noted by the Internal Auditor, outsourced audit consultants, external auditors or regulators.

Other Committee Responsibilities

Additionally,	the Committee will:

1.
Annually, report to the Board of Directors of the Company that it: (i) has reviewed and discussed the audited financial statements with management and the external auditors; (ii) has discussed with the external auditors the matters to be discussed by Statement of Auditing Standards No. 61; (iii) has received the written disclosures and the letter from the external auditors  required by  applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s  communications with the audit committee concerning independence; (iv) has discussed with the external auditors their independence; and (iv) based on the review and discussion of the audited financial statements with management and the external auditors, has recommended to the Board of Directors that the audited financial statements be filed with the appropriate regulatory authorities.

2.	Report to the Board of Directors at the next scheduled Board meeting on significant results of the Committee’s activities.

3.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

4.
Establish and maintain procedures in accordance with applicable laws and regulations for the receipt, retention and treatment of complaints and concerns regarding the Company’s accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

5.	Review and approve material related party transactions. The committee will receive and review appropriate disclosure relating to any proposed related party transaction.
*****

Originally Approved: April 15, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned hereby constitutes and appoints Marshall T. Reynolds and Eric J. Dosch and each of them acting alone, with full power of substitution, the true and lawful attorneys and proxies of the undersigned to attend the annual meeting of the stockholders of First Guaranty Bancshares, Inc. to be held on May 19, 2011, at 2:00 p.m., central daylight time, and any adjournment or postponement thereof, and to vote the shares of said Company standing in the name of the undersigned as directed below. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof, including discretionary authority to vote with respect to the election of any person to any office for which a bona fide nominee is named in the Proxy Statement and such nominee is subsequently unable to serve or for good cause refuses to serve.

The Board of Directors recommends a vote FOR proposals 1 and 2 listed below.

INSTURCTIONS: To withhold authority selectively to vote for any individual nominee(s), mark "For All Except" and strike a line through the name(s) of the nominee(s) below for whome authority is withheld.

1.	To elect the Board of Directors nominated below.

           FOR                                                           WITHHOLD ALL                                                     FOR ALL EXCEPT
             ☐                                                                         ☐                                                                                   ☐

William K. Hood
Alton B. Lewis
Marshall T. Reynolds
Gary A. Simanson

2.	To approve an advisory non-binding vote to approve our executive compensation programs and policies.

          FOR                                                           WITHHOLD ALL                                                     FOR ALL EXCEPT
            ☐                                                                          ☐                                                                                   ☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy will be voted as directed herein by the stockholder. If no direction is specified when the duly executed proxy is returned, such shares will be voted FOR each nominee for director.

The undersigned acknowledges receipt of our annual report with audited financial statements.

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

           Dated this _____day of _____________, 2011

_____________________

_____________________
        Signature of Stockholder(s)

IMPORTANT!
Please mark, date, and sign this Proxy and return in the enclosed envelope.